Exhibit 10.57.2

LETTER WAIVER EXTENSION

Dated as of October 5, 2006

To the banks and other financial institutions
or entities (collectively, the “Purchasers”)
party to the Purchase Agreement
referred to below and to Deutsche Bank AG,
New York Branch, as administrative agent (the
“Administrative Agent”) for the Purchasers

Ladies and Gentlemen:

We refer to the Revolving Trade Receivables Purchase Agreement, dated as of September 23, 2005, among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft and Sanmina-SCI Systems de Mexico, S.A. de C.V., as originators, Sanmina-SCI Corporation (“Sanmina-SCI”) and Sanmina-SCI UK Ltd., as servicers, the Purchasers from time to time party thereto and the Administrative Agent, as amended and restated by the Amended and Restated Revolving Trade Receivables Purchase Agreement, dated as of September 26, 2006, among Sanmina-SCI Magyarorszag Elektronikai Gyarto Kft and Sanmina-SCI Systems de Mexico, S.A. de C.V., as originators, Sanmina-SCI and Sanmina- SCI UK Ltd., as servicers, the Purchasers from time to time party thereto, and the Administrative Agent (as so amended, the “Purchase Agreement”). Capitalized terms not otherwise defined in this Letter Waiver Extension have the same meanings as specified in the Purchase Agreement.

We refer to the Letter Waiver dated as of August 10, 2006, as amended on September 26, 2006, among the Originators, the Servicers, the Required Purchasers and the Administrative Agent (as amended, the “Letter Waiver”) which provided for a limited waiver with respect to compliance by us with certain provisions of the Purchase Agreement solely for the purposes more fully described in the Letter Waiver. This limited waiver was granted through October 10, 2006.

We hereby request that you extend the limited waiver granted to us under the Letter Waiver for a further period by amending the definition of “Waiver Termination Date”. The parties hereto agree that the definition of “Waiver Termination Date” set forth in the Letter Waiver is amended by deleting the date “October 10, 2006” therein and substituting for such date the date “December 11, 2006”.

This Letter Waiver Extension, the amendment of the Letter Waiver and the waivers requested herein shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Waiver Extension executed by us, the Administrative Agent and the Required Purchasers. This Letter Waiver Extension is subject to the provisions of Section 9.1 of the Purchase Agreement.

The Purchase Agreement and each of the other Transaction Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Waiver Extension shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Purchaser or any Agent under any of the Transaction Documents, nor constitute a waiver of any provision of any of the Transaction Documents.

If you agree to the terms and provisions of this Letter Waiver Extension, please evidence such agreement by executing and returning four counterparts of this Letter Waiver Extension to Kathleen D. Rothman at Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Facsimile: (650) 493-6811, Telephone (650) 320-4629 by no later than 5:00 P.M. (New York City time) on October 5, 2006.

This Letter Waiver Extension may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Waiver Extension by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Waiver Extension.

This Letter Waiver Extension shall be governed by, and construed in accordance with, the laws of the State of New York.

[BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

SANMINA-SCI
Magyarország Kft.
8000 SZÈKESFEHÈRVÁR
Aszalvölgyi u. 5.
Adòszám: 12235230-2-11

Very truly yours,

SANMINA-SCI MAGYARORSZAG
ELEKTRONIKAI GYARTO KFT

By	/s/ [ILLEGIBLE]
Title: Managing Director

SANMINA-SCI SYSTEMS DE MEXICO, S.A. DE C.V

By	/s/ [ILLEGIBLE]
Title: Chairman

SANMINA-SCI CORPORATION

By	/s/ Walter Boileau
Title: VP and Treasurer

SANMINA-SCI UK LTD.

By	/s/ [ILLEGIBLE]
Title: Director

Agreed as of the date first above written:

Deutsche Bank AG, New York Branch,
as Administrative Agent and as Purchaser

By
Title:

By
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